AMENDMENT NO. 1 TO
FORBEARANCE AGREEMENT

This AMENDMENT NO. 1 TO FORBEARANCE AGREEMENT (this "Agreement") is entered into as of June 23, 2017 by and among Fenix Parts, Inc., a Delaware corporation (the "U.S. Borrower"), Fenix Parts Canada, Inc., a Canadian corporation (the "Canadian Borrower" and, together with the U.S. Borrower, the "Borrowers" and individually a "Borrower"), the direct and indirect Subsidiaries of U.S. Borrower party to this Agreement, as U.S. Guarantors, the direct and indirect Subsidiaries of Canadian Borrower party to this Agreement, as Canadian Guarantors, the Lenders party hereto and BMO Harris Bank N.A., as Administrative Agent.
R E C I T A L S:
WHEREAS, Borrowers, Guarantors, Lenders and Administrative Agent are parties to that certain Amended and Restated Multicurrency Credit Agreement, effective as of December 31, 2015 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");
WHEREAS, Borrowers, Administrative Agent and Lenders are parties to that certain Forbearance Agreement dated as of March 27, 2017 (as amended, supplemented or otherwise modified from time to time, the "Forbearance Agreement");
WHEREAS, Borrowers have requested that Administrative Agent and Lenders agree to amend the Forbearance Agreement in certain respects; and
WHEREAS, Administrative Agent and Lenders are willing to agree to amend the Forbearance Agreement on the terms and conditions specified herein.
NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree as follows:

Section 1.	DEFINITIONS
A.Interpretation. All capitalized terms used herein (including the recitals hereto) will have the respective meanings ascribed thereto in the Forbearance Agreement or, if not defined therein, the Credit Agreement unless otherwise defined herein. The foregoing recitals, together with all exhibits attached hereto, are incorporated by this reference and made a part of this Agreement. Unless otherwise provided herein, all section and exhibit references herein are to the corresponding sections and exhibits of this Agreement.
Section 2.ACKNOWLEDGMENTS
A.Acknowledgment of Obligations. Each Borrower hereby acknowledges, confirms and agrees that as of the open of business on June 22, 2017, 2017, (a) Borrowers are indebted to Lenders in respect of the U.S. Revolving Loans in the principal amount of $11,815,000.00 (without giving effect to any capitalization of interest), (b) Borrowers are indebted to Lenders in respect of the Canadian Revolving Loans in the principal amount of $915,279.95 (without giving effect to any capitalization of interest), (c) Borrowers are indebted to Lenders in respect of the Term Loan in the aggregate principal amount of $8,750,000.00 (without giving effect to any capitalization of interest), and (d) Borrowers are indebted to Lenders in respect of the L/C Obligations in the principal amount of $7,025,000.00. Each Borrower hereby acknowledges, confirms and agrees that all such Loans, together with interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by any Borrower to Lenders under the terms of the Credit Agreement and the other Loan Documents, are unconditionally owing by Borrowers to Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever. Each Borrower acknowledges that, as a result of the Specified Defaults, and in accordance with Section 2.10 of the Credit Agreement, Borrowers are, at the election of Administrative Agent, obligated to pay interest with respect to Loans and Reimbursement Obligations, from and after June 30, 2016, at a per annum rate of 2.0% in excess of the otherwise applicable interest rate ("Default Rate Interest") and that, subject to Section 3.2(c) of the Forbearance Agreement, such Default Rate Interest is payable on demand of Administrative Agent; provided, however, if the Obligations are indefeasibly paid in full, in cash, and the Commitments are terminated, on or before August 31, 2017, Administrative Agent and Lenders agree that they shall not demand, and shall be deemed to have waived, payment of such Default Rate Interest with respect to the Specified Defaults.
B.Acknowledgment of Security Interests. Each Loan Party hereby acknowledges, confirms and agrees that Administrative Agent has, and will continue to have, valid, enforceable and perfected first-priority continuing liens upon and security interests in the Collateral heretofore granted to Administrative Agent, for the benefit of Administrative Agent and Lenders, pursuant to the Credit Agreement and the Loan Documents or otherwise granted to or held by Administrative Agent, for the benefit of Administrative Agent and Lenders.
C.Binding Effect of Documents. Each Loan Party hereby acknowledges, confirms and agrees that: (a) this Agreement constitutes a Loan Document, (b) each of the Credit Agreement and the other Loan Documents to which it is a party has been duly executed and delivered to Administrative Agent by such Loan Party, and each is and will remain in full force and effect as of the date hereof except as modified pursuant hereto, (c) the agreements and obligations of such Loan Party contained in such documents and in this Agreement constitute the legal, valid and binding Obligations of such Loan Party, enforceable against it in accordance with their respective terms, and such Loan Party has no valid defense to the enforcement of such Obligations, (d) Administrative Agent and Lenders are and will be entitled to the rights, remedies and benefits provided for under the Credit Agreement, the Forbearance Agreement and the other Loan Documents and applicable law and (e) each Loan Party shall comply with all limitations, restrictions or prohibitions that would otherwise be effective or applicable under the Credit Agreement, the Forbearance Agreement or any of the other Loan Documents during the continuance of any Event of Default, and except to the extent expressly provided otherwise in this Agreement, any right or action of any Borrower set forth in the Credit Agreement, the Forbearance Agreement or the other Loan Documents that is conditioned on the absence of any Event of Default may not be exercised or taken as a result of the Existing Defaults.
D.Acknowledgment of Default. Each Loan Party hereby acknowledges and agrees that the Specified Defaults have occurred and are continuing (or will occur and be continuing), each of which constitutes (or shall constitute) an Event of Default and entitles Administrative Agent and Lenders to exercise their rights and remedies under the Credit Agreement and the other Loan Documents, applicable law or otherwise. Each Loan Party represents and warrants that as of the date hereof, no Events of Default exist other than the Specified Defaults. Each Loan Party hereby acknowledges and agrees that Administrative Agent and Lenders have the exercisable right to declare the Obligations to be immediately due and payable under the terms of the Credit Agreement and the other Loan Documents. Each Loan Party acknowledges that Lenders are no longer obligated to make any disbursements of the Revolving Loan.
Section 3.AMENDMENTS TO FORBEARANCE AGREEMENT
In reliance upon the representations and warranties of Borrowers set forth in Section 4 below and subject to the conditions to effectiveness set forth in Section 5 below, the Forbearance Agreement is hereby amended as follows:
A.Exhibit A to the Forbearance Agreement is hereby amended and restated in its entirety as set forth on Exhibit A attached to this Agreement.

B.Section 1.2 of the Forbearance Agreement is hereby amended by inserting the following defined term in the appropriate alphabetical order:
"Brown Obligations" means the obligations owed by Fenix Parts, Inc. to Larry Brown and Stephen Brown in the approximate amount of $1,750,000.
C.Section 1.2 of the Forbearance Agreement is hereby amended by restating the definition of Forbearance Period as follows:
"Forbearance Period" means the period commencing on the date hereof and ending on the date which is the earliest of (i) at the election of Administrative Agent, the occurrence or existence of any Event of Default, other than the Specified Defaults; (ii) August 31, 2017; or (iii) the occurrence of any Termination Event.

D.Section 5.5 of the Forbearance Agreement is hereby amended and restated in its entirety as follows:
5.5    Minimum Liquidity. Loan Parties will not permit the Actual Liquidity less the additional Revolving Loans advanced during the Forbearance Period and outstanding at such time plus any amounts remitted to Administrative Agent during the Forbearance Period pursuant to Section 5.6 to be (a) less than $150,000.00 for the period from March 31, 2017 to April 14, 2017, (b) less than $500,000.00 for the period from April 15, 2017 to May 12, 2017 or (c) less than $325,000 for the period from May 13, 2017 and thereafter during the Forbearance Period; provided, that, for the purposes of determining Loan Parties' compliance with this Section, payments made by Loan Parties in compliance with Section 8.2 of this Agreement and not included in the Budget shall be disregarded for purposes of determining Actual Liquidity.
E.Effective as of March 27, 2017, Section 5.7 of the Forbearance Agreement is hereby amended and restated in its entirety as follows:
5.7    Interest Payments. Notwithstanding the definition of "Interest Payment Date" as set forth in the Credit Agreement and Section 2.4 of the Credit Agreement, during the Forbearance Period, Loan Parties agree that (x) the Interest Payment Date for each Eurodollar Loan will be the last day of each Interest Period with respect to such Eurodollar Loan and on the maturity date, and (y)(i) all interest accrued on the Eurodollar Loans otherwise payable on the Interest Payment Dates occurring during the Forbearance Period will be paid in kind and added to the outstanding principal balance of the Term Loans on such date, (ii) all interest accrued on the Base Rate Loans otherwise payable on March 31, 2017 and June 30, 2017 will be paid in kind and added to the outstanding principal balance of the Term Loans on such date and (iii) all interest accrued on the Canadian Prime Rate Loans otherwise payable on March 31, 2017 and June 30, 2017 will be paid in kind and added to the outstanding principal balance of the Term Loans on such date. Amounts which have been added to the outstanding principal balance of the Term Loans pursuant to the foregoing subclause (y) shall thereafter bear interest in accordance with Section 2.4 and otherwise be treated as part of the outstanding principal balance of the Term Loans for all purposes under the Credit Agreement and the other Loan Documents.
F.Section 5.8 of the Forbearance Agreement is hereby amended and restated in its entirety as follows:
5.8    Term Loan Payment. Notwithstanding the provisions of Section 2.8(a) of the Credit Agreement, the scheduled principal payments of $250,000 on the Term Loans otherwise payable on each of March 31, 2017 and June 30, 2017 will instead be due and payable on the date that the Forbearance Period terminates or expires.

G.A new Section 5.16 of the Forbearance Agreement is hereby added as follows:
5.16    Brown Obligations. It will constitute an Event of Default under this Agreement, the Credit Agreement and the other Loan Documents if (a) any holder of the Brown Obligations exercises any rights or remedies against any Loan Party with respect to the Brown Obligations, (b) any Loan Party makes any payment or principal or interest with respect to the Brown Obligations, or (c) any Loan Party provides collateral to secure the Brown Obligations.
H.A new Section 5.17 of the Forbearance Agreement is hereby added as follows:
5.17    Payment of Accrued Costs and Expenses. In accordance with Section 11.4(a) of the Credit Agreement, Loan Parties agree to reimburse Administrative Agent, no later than July 28, 2017, for all accrued legal fees and expenses invoiced to Administrative Agent on or prior to June 23, 2017.

Section 4.	REPRESENTATIONS AND WARRANTIES
Each Loan Party hereby represents, warrants and covenants as follows:
A.Representations in the Credit Agreement and the Other Loan Documents. Each of the representations and warranties made by or on behalf of each Loan Party to Administrative Agent or any Lender in the Credit Agreement, the Forbearance Agreement or any of the other Loan Documents was true and correct when made, and is, except for the Specified Defaults, true and correct on and as of the date of this Agreement with the same full force and effect as if each of such represent-ations and warranties had been made by each Loan Party on the date hereof and in this Agreement.
B.Binding Effect of Documents. This Agreement has been duly authorized, executed and delivered to Administrative Agent and Lenders by each Loan Party, is enforceable in accordance with its terms and is in full force and effect.
C.No Conflict. The execution, delivery and performance of this Agreement by each Loan Party will not violate any requirement of law or contractual obligation of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues.
Section 5.CONDITIONS TO EFFECTIVENESS OF CERTAIN PROVISIONS OF THIS AGREEMENT
The effectiveness of the terms and provisions of this Agreement (other than the terms and provisions of Sections 2 and 6, which will be effectively immediately upon the execution of this Agreement) is subject to the following conditions precedent:
(a)Administrative Agent's receipt of this Agreement, duly authorized, executed and delivered by each Loan Party; and
(b)Administrative Agent's receipt of a letter agreement that amends the Fee Letter, duly authorized, executed and delivered by each Loan Party and in form and substance acceptable to Administrative Agent.
Section 6.MISCELLANEOUS
A.Continuing Effect of Credit Agreement. Except as modified pursuant hereto, no other changes or modifications to the Credit Agreement, the Forbearance Agreement or any other Loan Document are intended or implied by this Agreement and in all other respects the Credit Agreement, the Forbearance Agreement and the other Loan Documents hereby are ratified and reaffirmed by all parties hereto as of the date hereof. To the extent of any conflict between the terms of this Agreement, the Credit Agreement, the Forbearance Agreement and the other Loan Documents, the terms of this Agreement will govern and control. The Credit Agreement, the Forbearance Agreement and this Agreement will be read and construed as one agreement.
B.Costs and Expenses. In addition to, and without in any way limiting, the obligations of Borrowers set forth in Section 11.4 of the Credit Agreement, each Borrower absolutely and unconditionally agrees to pay to Administrative Agent, on demand by Administrative Agent at any time, whether or not all or any of the transactions contemplated by this Agreement are consummated: all reasonable fees, costs and expenses incurred by Administrative Agent and any of its directors, officers, employees or agents (including, without limitation, reasonable fees, costs and expenses incurred of any counsel to Administrative Agent), regardless of whether Administrative Agent or any such other Person is a prevailing party, in connection with (a) the preparation, negotiation, execution, delivery or enforcement of this Agreement, the Credit Agreement, the Forbearance Agreement, the other Loan Documents and any agreements, documents or instruments contemplated hereby and thereby, and (b) any investigation, litigation or proceeding related to this Agreement, the Credit Agreement, the Forbearance Agreement or any other Loan Document or any act, omission, event or circumstance in any matter related to any of the foregoing.
C.Further Assurances. At Borrowers' expense, the parties hereto will execute and deliver such additional documents and take such further action as may be reasonably requested by Administrative Agent in order to effectuate the provisions and purposes of this Agreement.
D.Successors and Assigns; No Third-Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. No Person other than the parties hereto and, in the case of Sections 6.6 and 6.7 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Sections 6.6 and 6.7 hereof) are hereby expressly disclaimed.
E.Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and releases of each Loan Party made in this Agreement or any other document furnished in connection with this Agreement will survive the execution and delivery of this Agreement and the Forbearance Period, and no investigation by Administrative Agent or any Lender, or any closing, will affect the representations and warranties or the right of Administrative Agent and Lenders to rely upon them.
F.Release.
(a)In consideration of the agreements of Administrative Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower and each Guarantor, on behalf of itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (each Borrower, each Guarantor and all such other Persons being hereinafter referred to collectively as the "Releasing Parties" and individually as a "Releasing Party"), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent, each Lender, and each of their respective successors and assigns, and their respective present and former shareholders, members, managers, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (Administrative Agent, Lenders and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from any and all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any Releasing Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this Agreement, for or on account of, or in relation to, or in any way in connection with this Agreement, the Credit Agreement, the Forbearance Agreement, any of the other Loan Documents or any of the transactions hereunder or thereunder. Releasing Parties hereby represent to the Releasees that they have not assigned or transferred any interest in any Claims against any Releasee prior to the date hereof.
(b)Each Borrower and each Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)Each Borrower and each Guarantor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.
G.Covenant Not to Sue. Each Releasing Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Releasing Party pursuant to Section 6.6 above. If any Releasing Party violates the foregoing covenant, each Loan Party, for itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.
H.Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable will not impair or invalidate the remainder of this Agreement.
I.Reviewed by Attorneys. Each Loan Party represents and warrants to Administrative Agent and Lenders that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to discuss this Agreement with, and have this Agreement reviewed by, such attorneys and other persons as such Loan Party may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto will be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.
J.Disgorgement. If Administrative Agent or any Lender is, for any reason, compelled by a court or other tribunal of competent jurisdiction to surrender or disgorge any payment, interest or other consideration described hereunder to any person because the same is determined to be void or voidable as a preference, fraudulent conveyance, impermissible set-off or for any other reason, such indebtedness or part thereof intended to be satisfied by virtue of such payment, interest or other consideration will be revived and continue as if such payment, interest or other consideration had not been received by Administrative Agent or such Lender, and Loan Parties will be liable to, and will indemnify, defend and hold Administrative Agent or such Lender harmless for, the amount of such payment or interest surrendered or disgorged. The provisions of this Section will survive repayment of the Obligations or any termination of the Credit Agreement or any other Loan Document.
K.Tolling of Statute of Limitations. Each and every statute of limitations or other applicable law, rule or regulation governing the time by which Administrative Agent must commence legal proceedings or otherwise take any action against any Borrower or any Guarantor with respect to any Specified Default or breach or default that exists on or prior to the expiration or termination of the Forbearance Period and arises under or in respect of the Credit Agreement, the Forbearance Agreement or any other Loan Document shall be tolled during the Forbearance Period. Each Borrower and each Guarantor agrees, to the fullest extent permitted by law, not to include such period of time as a defense (whether equitable or legal) to any legal proceeding or other action by Administrative Agent in the exercise of its rights or remedies referred to in the immediately preceding sentence.
L.Relationship. Each Loan Party agrees that the relationship between Administrative Agent and Borrowers and between each Lender and Borrowers is that of creditor and debtor and not that of partners or joint venturers. This Agreement does not constitute a partnership agreement, or any other association between Administrative Agent and any Loan Party or between any Lender and any Loan Party.

Each Loan Party acknowledges that Administrative Agent and each Lender has acted at all times only as a creditor to Borrowers within the normal and usual scope of the activities normally undertaken by a creditor and in no event has Administrative Agent or any Lender attempted to exercise any control over any Loan Party or its business or affairs. Each Loan Party further acknowledges that Administrative Agent and each Lender has not taken or failed to take any action under or in connection with its respective rights under the Credit Agreement, the Forbearance Agreement or any of the other Loan Documents that in any way or to any extent has interfered with or adversely affected such Loan Parties' ownership of Collateral.
M.Governing Law: Consent to Jurisdiction and Venue. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE CREDIT AGREEMENT, THE FORBEARANCE AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS, THIS AGREEMENT, THE CREDIT AGREEMENT, THE FORBEARANCE AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS WILL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY LOAN PARTY AND ADMINISTRATIVE AGENT OR ANY LENDER PERTAINING TO THIS AGREEMENT OR THE CREDIT AGREEMENT, THE FORBEARANCE AGREEMENT OR THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE CREDIT AGREEMENT, THE FORBEARANCE AGREEMENT OR ANY OF THE LOAN DOCUMENTS; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT WILL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ADMINISTRATIVE AGENT. EACH LOAN PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH LOAN PARTY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH LOAN PARTY AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND THAT SERVICE SO MADE WILL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER THE SAME HAS BEEN POSTED.
N.Waivers.
(a)Mutual Waiver of Jury Trial. THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN ADMINISTRATIVE AGENT OR ANY LENDER AND ANY LOAN PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE CREDIT AGREEMENT, THE FORBEARANCE AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.
(b)Waivers by Borrowers and Guarantors. Borrowers and Guarantors hereby waive any rights any Borrower or any Guarantor may have upon payment in full of the Obligations to require Administrative Agent to terminate its security interest in the Collateral, other collateral or in any other property of any Borrower or any Guarantor until termination of the Credit Agreement in accordance with its terms and the execution by each Borrower and each Guarantor of an agreement indemnifying Administrative Agent from any loss or damage Administrative Agent may incur as the result of dishonored checks or other items of payment received by Administrative Agent from any Loan Party or any account debtor and applied to the obligations and releasing and indemnifying, in the same manner as described in Section 6.6 of this Agreement, the Releasees from all claims arising on or before the date of such termination. Borrowers and Guarantors each acknowledge that the foregoing waiver is a material inducement to Administrative Agent in entering this Agreement and that Administrative Agent is relying upon the foregoing waiver in its future dealings with Borrowers and Guarantors.
O.Counterparts. This Agreement may be executed and delivered via facsimile or email (in .pdf format) transmission with the same force and effect as if an original were executed and may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.
[signatures on following page]

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

FENIX PARTS, INC., as U.S. Borrower By /s/ Kent Robertson Name Kent Robertson Title Chief Executive Officer
FENIX PARTS CANADA, INC., as Canadian Borrower By /s/ Kent Robertson Name Kent Robertson Title Chief Executive Officer

DON'S AUTOMOTIVE MALL, INC., as a Guarantor By /s/ Kent Robertson Name Kent Robertson Title Chief Executive Officer
EISS BROTHER, INC., as a Guarantor By /s/ Kent Robertson Name Kent Robertson Title Chief Executive Officer
GARY'S U-PULL IT, INC., as a Guarantor By /s/ Kent Robertson Name Kent Robertson Title Chief Executive Officer
GREEN OAK INVESTMENTS LLC, as a Guarantor By /s/ Kent Robertson Name Kent Robertson Title Chief Executive Officer

HORSEHEADS AUTOMOTIVE RECYCLING, INC., as a Guarantor By /s/ Kent Robertson Name Kent Robertson Title Chief Executive Officer
LEESVILLE AUTO-WRECKERS, INC., as a Guarantor By /s/ Kent Robertson Name Kent Robertson Title Chief Executive Officer
STANDARD AUTO WRECKERS INC., as a Guarantor By /s/ Kent Robertson Name Kent Robertson Title Chief Executive Officer
JERRY BROWN, LTD., as a Guarantor By /s/ Kent Robertson Name Kent Robertson Title Chief Executive Officer

OCEAN COUNTY AUTO WRECKERS, INC., as a Guarantor By /s/ Kent Robertson Name Kent Robertson Title Chief Executive Officer
BUTLER AUTO SALES AND PARTS, INC., as a Guarantor By /s/ Kent Robertson Name Kent Robertson Title Chief Executive Officer
TRI-CITY AUTO SALVAGE, INC., as a Guarantor By /s/ Kent Robertson Name Kent Robertson Title Chief Executive Officer
2434861 ONTARIO INC., as a Guarantor By /s/ Kent Robertson Name Kent Robertson Title Chief Executive Officer

BMO HARRIS BANK N.A., as Administrative Agent and as a Lender By /s/ Bridget Garvalia Name Bridget Garavalia Title Director
BANK OF MONTREAL, as a Lender By /s/ Helen Alvarez-Hernandez Name Helen Alvarez-Hernandez Title Managing Director

EXHIBIT A
to
AMENDMENT NO. 1 TO
FORBEARANCE AGREEMENT
Specified Defaults

Existing Defaults

1.
An Event of Default under Section 8.1(b) of the Credit Agreement as a result of Loan Parties' failure to timely deliver a Borrowing Base Certificate and related reports for the fiscal quarter ending June 30, 2016, as required by Section 6.5(a) of the Credit Agreement;

2.
An Event of Default under Section 8.1(b) of the Credit Agreement as a result of Loan Parties' failure to timely deliver a Borrowing Base Certificate and related reports for the fiscal quarter ending September 30, 2016, as required by Section 6.5(a) of the Credit Agreement;

3.
An Event of Default under Section 8.1(b) of the Credit Agreement as a result of Loan Parties' failure to timely deliver a Borrowing Base Certificate and related reports for the fiscal quarter ending December 31, 2016, as required by Section 6.5(a) of the Credit Agreement;

4.
An Event of Default under Section 8.1(b) of the Credit Agreement as a result of Loan Parties' failure to timely deliver a copy of the consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as of the last day of the fiscal quarter ending June 30, 2016 and the consolidated and consolidating statements of income, retained earnings, and cash flows of Borrowers and their Subsidiaries for the fiscal quarter and for the fiscal year to date period then ended, as required by Section 6.5(b) of the Credit Agreement;

5.
An Event of Default under Section 8.1(b) of the Credit Agreement as a result of Loan Parties' failure to timely deliver a copy of the consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as of the last day of the fiscal quarter ending September 30, 2016 and the consolidated and consolidating statements of income, retained earnings, and cash flows of Borrowers and their Subsidiaries for the fiscal quarter and for the fiscal year to date period then ended, as required by Section 6.5(b) of the Credit Agreement;

6.
An Event of Default under Section 8.1(b) of the Credit Agreement as a result of Loan Parties' failure to timely deliver a copy of the consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as of the last day of the fiscal quarter ending December 31, 2016 and the consolidated and consolidating statements of income, retained earnings, and cash flows of Borrowers and their Subsidiaries for the fiscal quarter and for the fiscal year to date period then ended, as required by Section 6.5(b) of the Credit Agreement;

7.
An Event of Default under Section 8.1(b) of the Credit Agreement as a result of Loan Parties' failure to timely deliver a written certificate signed by a Financial Officer of U.S. Borrower to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by the financial statements for the period ending June 30, 2016 and setting forth the calculations supporting such statements in respect of Section 7.11 of the Credit Agreement, as required by Section 6.5(j) of the Credit Agreement;

8.
An Event of Default under Section 8.1(b) of the Credit Agreement as a result of Loan Parties' failure to timely deliver a written certificate signed by a Financial Officer of U.S. Borrower to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by the financial statements for the period ending September 30, 2016 and setting forth the calculations supporting such statements in respect of Section 7.11 of the Credit Agreement, as required by Section 6.5(j) of the Credit Agreement;

9.
An Event of Default under Section 8.1(b) of the Credit Agreement as a result of Loan Parties' failure to timely deliver a written certificate signed by a Financial Officer of U.S. Borrower to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by the financial statements for the period ending December 31, 2016 and setting forth the calculations supporting such statements in respect of Section 7.11 of the Credit Agreement, as required by Section 6.5(j) of the Credit Agreement;

10.
An Event of Default under Section 8.1(b) of the Credit Agreement as a result of Borrowers' failure to maintain a Total Leverage Ratio of less than or equal to 4.50 to 1.00 for the fiscal quarter ended June 30, 2016, as required by Section 7.11(b) of the Credit Agreement;

11.
An Event of Default under Section 8.1(b) of the Credit Agreement as a result of Borrowers' failure to maintain a Total Leverage Ratio of less than or equal to 4.50 to 1.00 for the fiscal quarter ended September 30, 2016, as required by Section 7.11(b) of the Credit Agreement;

12.
An Event of Default under Section 8.1(b) of the Credit Agreement as a result of Borrowers' failure to maintain a Total Leverage Ratio of less than or equal to 4.50 to 1.00 for the fiscal quarter ended December 31, 2016, as required by Section 7.11(b) of the Credit Agreement;

13.
An Event of Default under Section 8.1(a) of the Credit Agreement as a result of U.S. Borrower's failure to repay the Obligations in the amount by which the unpaid principal balance of the U.S. Revolving Loans, Swing Loans and U.S. L/C Obligations outstanding as of June 30, 2016 exceeded the U.S. Borrowing Base as then determined and computed, as required by Section 2.9(b)(iv) of the Credit Agreement;

14.
An Event of Default under Section 8.1(a) of the Credit Agreement as a result of U.S. Borrower's failure to repay the Obligations in the amount by which the unpaid principal balance of the U.S. Revolving Loans, Swing Loans and U.S. L/C Obligations outstanding as of September 30, 2016 exceeded the U.S. Borrowing Base as then determined and computed, as required by Section 2.9(b)(iv) of the Credit Agreement;

15.
An Event of Default under Section 8.1(a) of the Credit Agreement as a result of U.S. Borrower's failure to repay the Obligations in the amount by which the unpaid principal balance of the U.S. Revolving Loans, Swing Loans and U.S. L/C Obligations outstanding as of December 31, 2016 exceeded the U.S. Borrowing Base as then determined and computed, as required by Section 2.9(b)(iv) of the Credit Agreement;

16.
An Event of Default under Section 8.1(b) of the Credit Agreement as a result of Borrowers' failure to maintain a Fixed Charge Coverage Ratio of not less than or equal to 1.20 to 1.00 for the fiscal quarter ended June 30, 2016, as required by Section 7.11(c) of the Credit Agreement;

17.
An Event of Default under Section 8.1(b) of the Credit Agreement as a result of Borrowers' failure to maintain a Fixed Charge Coverage Ratio of not less than or equal to 1.20 to 1.00 for the fiscal quarter ended September 30, 2016, as required by Section 7.11(c) of the Credit Agreement;

18.
An Event of Default under Section 8.1(b) of the Credit Agreement as a result of Borrowers' failure to maintain a Fixed Charge Coverage Ratio of not less than or equal to 1.20 to 1.00 for the fiscal quarter ended December 31, 2016, as required by Section 7.11(c) of the Credit Agreement;

19.
An Event of Default under Section 3.4 of the Forbearance Agreement as a result of Loan Parties' failure to maintain Actual Liquidity less the additional Revolving Loans advanced during the Forbearance Period and outstanding at such time plus any amounts remitted to Administrative Agent during the Forbearance Period pursuant to Section 5.6 of the Forbearance Agreement of at least $150,000 for the period ending April 7, 2017, as required by Section 5.5 of the Forbearance Agreement;

20.
An Event of Default under Section 3.4 of the Forbearance Agreement as a result of Loan Parties' failure to maintain Actual Liquidity less the additional Revolving Loans advanced during the Forbearance Period and outstanding at such time plus any amounts remitted to Administrative Agent during the Forbearance Period pursuant to Section 5.6 of the Forbearance Agreement of at least $500,000 for the period ending April 21, 2017, as required by Section 5.5 of the Forbearance Agreement;

21.
An Event of Default under Section 3.4 of the Forbearance Agreement as a result of Loan Parties' failure to maintain Actual Liquidity less the additional Revolving Loans advanced during the Forbearance Period and outstanding at such time plus any amounts remitted to Administrative Agent during the Forbearance Period pursuant to Section 5.6 of the Forbearance Agreement of at least $500,000 for the period ending April 28, 2017, as required by Section 5.5 of the Forbearance Agreement; and

22.
An Event of Default under Section 3.4 of the Forbearance Agreement as a result of Loan Parties' failure to maintain Actual Liquidity less the additional Revolving Loans advanced during the Forbearance Period and outstanding at such time plus any amounts remitted to Administrative Agent during the Forbearance Period pursuant to Section 5.6 of the Forbearance Agreement of at least $500,000 for the period ending May 5, 2017, as required by Section 5.5 of the Forbearance Agreement.

Anticipated Defaults

1.
An Event of Default under Section 8.1(b) of the Credit Agreement as a result of Loan Parties' failure to timely deliver a written certificate signed by a Financial Officer of U.S. Borrower to the effect that to the best of such officer's knowledge and belief no Specified Default has occurred during the period covered by the financial statements for the period ending March 31, 2017 and setting forth the calculations supporting such statements in respect of Section 7.11 of the Credit Agreement, as required by Section 6.5(j) of the Credit Agreement;

2.
An Event of Default under Section 8.1(b) of the Credit Agreement as a result of Borrowers' failure to maintain a Total Leverage Ratio of less than or equal to 4.50 to 1.00 for the fiscal quarter ended March 31, 2017, as required by Section 7.11(b) of the Credit Agreement;

3.
An Event of Default under Section 8.1(b) of the Credit Agreement as a result of Borrowers' failure to maintain a Total Leverage Ratio of less than or equal to 4.50 to 1.00 for the fiscal quarter ended June 30, 2017, as required by Section 7.11(b) of the Credit Agreement;

4.
An Event of Default under Section 8.1(a) of the Credit Agreement as a result of U.S. Borrower's failure to repay the Obligations in the amount by which the unpaid principal balance of the U.S. Revolving Loans, Swing Loans and U.S. L/C Obligations outstanding as of March 31, 2017 exceeded the U.S. Borrowing Base as then determined and computed, as required by Section 2.9(b)(iv) of the Credit Agreement;

5.
An Event of Default under Section 8.1(b) of the Credit Agreement as a result of Borrowers' failure to maintain a Fixed Charge Coverage Ratio of not less than or equal to 1.20 to 1.00 for the fiscal quarter ended March 31, 2017, as required by Section 7.11(c) of the Credit Agreement; and

6.
An Event of Default under Section 8.1(b) of the Credit Agreement as a result of Borrowers' failure to maintain a Fixed Charge Coverage Ratio of not less than or equal to 1.20 to 1.00 for the fiscal quarter ended June 30, 2017, as required by Section 7.11(c) of the Credit Agreement.